UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 23, 2005

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Reason for the blackout:	The merger of the Noveon, Inc. Retirement Savings Plan, Noveon, Inc. Retirement Savings Plan for Wage Employees, the CPI Engineering Services, Inc. Employee Profit Sharing Plan and the CPI Engineering Services, Inc. Employee’s Pension Plan into The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan effective the close of business on December 31, 2005.

Suspended Plan Transactions:	Participants in the plans described above that are being merged into The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan, will not be able to reallocate their balances into or out of the Common Shares of The Lubrizol Corporation in the Lubrizol Stock Fund contained in The Lubrizol Corporation Employees’ Profit Sharing and Savings Plan.

Class of Equity Securities Affected:	Common Shares of The Lubrizol Corporation

Length of Blackout Period:	The blackout period will begin on December 23, 2005 and will end the week of January 9, 2006. During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting the person listed below.

Contact Information for Questions:	Leslie M. Reynolds The Lubrizol Corporation 29400 Lakeland Boulevard Wickliffe OH 44092 440-347-5645
Registrant transmitted a timely notice as required by Section 104(b)(2)(ii) of Regulation BTR to affected officers and directors on November 23, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date November 23, 2005
By: /s/ Leslie M. Reynolds

Name: Leslie M. Reynolds Title: Corporate Secretary and Counsel